Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Joint Proxy Statement/ Prospectus of Lennar Corporation that is made part of the Registration Statement (Form S-4) for the registration of shares of Class A and Class B common stock of Lennar Corporation and to the incorporation by reference therein of our report dated February 27, 2017, with respect to the consolidated financial statements of CalAtlantic Group, Inc. and subsidiaries, included in CalAtlantic Group Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2016 and also included in Lennar Corporation’s Form 8-K dated November 14, 2017, and our report dated February 27, 2017 with respect to the effectiveness of internal control over financial reporting of CalAtlantic Group, Inc. and subsidiaries included in CalAtlantic Group, Inc.’s Annual Report (Form 10-K), all filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Irvine, California

November 22, 2017